EXECUTION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 16, 2011 between

SYMS CORP, a New Jersey corporation (the “Lead Borrower”),

FILENE’S BASEMENT, LLC (together with the Lead Borrower, collectively, the “Borrowers”),

each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent have entered into a certain Credit Agreement dated as of August 27, 2009 (as amended by that certain First Amendment to Credit Agreement dated as of January 7, 2011 by and among the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent, as further amended by that certain Second Amendment to Credit Agreement dated as of March 8, 2011 by and among the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent, and as further amended and in effect, the “Credit Agreement”), pursuant to which the Agents and the Lenders have established a revolving credit facility in favor of the Borrowers; and

WHEREAS, the Borrowers, the Required Lenders, the Administrative Agent and the Collateral Agent have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.
Incorporation of Terms and Conditions of Credit Agreement.   All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.
Representations and Warranties.  Each Borrower hereby represents and warrants that (i) to its knowledge, no Default or Event of Default by the Borrowers exists under the Credit Agreement or under any other Loan Document, and (ii) after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

3.
Ratification of Loan Documents.  Each Borrower hereby acknowledges and agrees that it has no actual knowledge of any offsets, defenses, claims, or counterclaims against any Lender, any Agent, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, or otherwise, and that if such Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Lender, any Agent or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each Borrower hereby RELEASES each Lender, each Agent, and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

4.	Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	Amendment to Article VII. The provisions of Article VII are hereby amended by deleting Section 7.15 in its entirety and by substituting the following in its stead:

7.15           Financial Covenant.

Permit Availability at any time to be less than ten percent (10%) of the Loan Cap.

5.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the Borrowers and the Required Lenders. The Administrative Agent shall have received a fully executed original hereof.

b.	All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Amendment shall have been duly and effectively taken.

c.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

d.
The Borrowers shall have paid an amendment fee to the Administrative Agent, for the account of the Lenders executing this Amendment, in the amount of $62,500.  Such amendment fee shall be fully earned and due and payable on the date of this Amendment and shall not be subject to refund or rebate under any circumstances.

6.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

7.
Expenses.  The Borrowers shall reimburse the Agents for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees to the extent provided in the Credit Agreement.

8.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

9.	Governing Law. This Amendment shall be construed, governed, and enforced pursuant to the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

SYMS CORP, as Lead Borrower

By:        /s/ Marcy Syms
Name:   Marcy Syms
Title:     Chief Executive Officer

FILENE’S BASEMENT, LLC, as a Borrower

By:        Syms Corp, its sole member

By:         /s/ Marcy Syms
Name:    Marcy Syms
Title:      Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, and as a Lender By: /s/ Kathleen Dimock Name: Kathleen Dimock Title: Managing Director

1346836.2